UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 S. Gay Street, Suite 1610, Knoxville, TN 37929

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Provectus Biopharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 20, 2024.

At the Annual Meeting, the Company’s stockholders voted on six proposals. A brief description and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following directors for a term of one-year, consistent with the recommendation of the Company’s board of directors (the “Board”). There were 115,046,892 broker non-votes with respect to the proposal.

Name of Candidate	Number of Votes
	For	Withhold Authority
Webster Bailey	205,949,353	6,507,886
John Lacey, III, M.D.	205,184,898	7,272,341
Ed Pershing, CPA	206,582,548	5,874,691
Dominic Rodrigues	204,470,934	7,986,305

Proposal 2. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers, consistent with the Board’s recommendation. There were 115,046,8892 broker non-votes with respect to the proposal.

Number of Votes
For	202,805,082
Against	7,101,163
Abstention	2,550,994

Proposal 3. The Company’s stockholders ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2024, consistent with the Board’s recommendation. There were no broker non-votes with respect to the proposal.

Number of Votes
For	325,749,039
Against	1,056,266
Abstention	698,826

Proposal 4. The Company’s stockholders authorized the Board to amend the Company’s Certificate of Incorporation, as amended by the Certificate of Designation of Series D Convertible Preferred Stock and Certificate of Designation of Series D-1 Convertible Preferred Stock (the “Certificates of Designation”), to effect a reverse stock split of the Company’s common stock, Series D Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock at a ratio of between 1-for-10 and 1-for-50, where the ratio would be determined by the Board at its discretion, and to make corresponding amendments to the Certificates of Designation to provide for the proportional adjustment of certain terms upon a reverse stock split, consistent with the Board’s recommendation. There were no broker non-votes with respect to the proposal.

Number of Votes
For	302,863,077
Against	21,501,015
Abstention	3,140,039

Proposal 5. The Company’s stockholders authorized the Board, given the Company’s stockholders’ approval of Proposal 5, to amend the Company’s Certificate of Incorporation, as amended by the Certificates of Designation, to decrease the number of authorized shares of the Company’s common stock and preferred stock by the same reverse stock split ratio determined by the Board, consistent with the Board’s recommendation. There were no broker non-votes with respect to the proposal.

Number of Votes
For	303,149,090
Against	21,258,881
Abstention	3,096,160

Proposal 6. The Company’s stockholders approved the Provectus Biopharmaceuticals, Inc. 2024 Equity Compensation Plan, consistent with the Board’s recommendation. There were 115,046,892 broker non-votes with respect to the proposal.

Number of Votes
For	198,310,249
Against	12,617,625
Abstention	1,529,365

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Dominic Rodrigues
Dominic Rodrigues
President (Principal Executive Officer)